COLLARINI

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Saratoga Resources, Inc. of our report, dated March 7, 2013, related to the oil and gas reserves of Saratoga Resources, Inc. which appears in the Annual Report on Form 10-K of Saratoga Resources, Inc. for the year ended December 31, 2012.

We also consent to reference to our firm as it appears under the caption "Experts" in said registration statement.

Collarini Associates

Mitchell C. Reece

Mitchell C. Reece
President

Houston, Texas
February 10, 2014